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                                                                [Execution Copy]

                            SHARE PURCHASE AGREEMENT

               SHARE PURCHASE AGREEMENT, dated as August 6, 1998 (the "Agreement") by and between MELLON BANK, N.A., AS TRUSTEE UNDER THE WESTINGHOUSE ELECTRIC CORPORATION MASTER TRUST AGREEMENT FOR THE WESTINGHOUSE PENSION PLAN ("Seller"), having an address at 3700 One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, and BAY HARBOUR MANAGEMENT, L.C. acting for its managed accounts ("Buyer"), a Florida limited liability company, having an address at 885 Third Avenue, 34th Floor, New York, New York 10022.

                              W I T N E S S E T H:

               WHEREAS, Buyer has agreed to purchase from Seller and Seller has agreed to sell to Buyer Three Hundred Thousand (300,000) shares (the "Shares") of common stock, no par value (the "Common Stock") of Tops Appliance City, Inc. (the "Corporation"), upon the terms and conditions contained herein;

               NOW, THEREFORE, in consideration of the mutual promises herein set forth, and intending to be legally bound hereby, the parties do hereby agree as follows:

          1. Sale and Purchase of Shares.

                       (a) Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at the Closing (as such term is defined in Paragraph 2 below), with Buyer acquiring the Shares free and clear of all liens and encumbrances of any kind for the Purchase Price provided in Subparagraph (b) below.

                       (b) The purchase price (hereafter referred to as the "Purchase Price") to be paid to Seller by Buyer for the Shares shall be Three Dollars ($3.00) per share for an aggregate amount of Nine Hundred Thousand ($900,000) Dollars, payable by wire transfer pursuant to the wiring instructions set forth in Schedule I hereto.

          2. The Closing. Subject to the conditions and provisions set forth herein, the closing under this Agreement (the "Closing") shall be deemed to occur as of July 6, 1998 (the "Closing Date"), at the offices of Howard, Smith & Levin LLP, 1330 Avenue of the Americas, New York, New York.

          3. Representations.

                       (a) Seller represents and warrants as follows:

                           (i) Buyer will acquire the Shares free and clear of
all liens, claims, debts, charges, restrictions, or encumbrances of any kind other than such as may be created by Buyer and other than the restrictions contemplated by paragraphs 3(b)(iv) and 3(b)(v) hereof.




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                           (ii) Seller has full power and legal right to sell,
transfer and deliver the Shares to Buyer in accordance with the terms of this Agreement, and otherwise to execute and deliver this Agreement and to consummate and close the transactions provided for in this Agreement in the manner and upon the terms herein specified.

                           (iii) this Agreement has been duly authorized,
executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to validity, binding effect and enforcement remedies, to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and to equitable principles.

                           (iv) there is not pending, nor to Seller's knowledge
is there threatened, any suit, action or administrative, arbitration or other proceeding which could adversely affect or materially impair the ability of Seller to perform any of its obligations under this Agreement.

                           (v) the execution, delivery and performance of this
Agreement and the sale and delivery of the Shares does not and will not with the passage of time violate or conflict with (x) any applicable provision of law, statute, rule or regulation, or any order, judgment or decree of any court, arbitrator, governmental agency or the National Association of Securities Dealers, Inc. ("NASD") of which the Seller has knowledge, or (y) any material contract, agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound or affected.

                           (vi) all clearances, approvals, authorizations and
consents, orders of, and designations by, any Governmental Entity (as defined below) or NASD, for or in connection with the sale and delivery of the Shares, and compliance with the terms of this Agreement have been obtained and complied with, or will be obtained prior to Closing, and are in full force and effect.

                           (vii) Seller shall defend, indemnify and hold
harmless Buyer from and against any loss or liability arising from any breach of the representations and warranties of Seller contained herein.

                       (b) Buyer represents and warrants as follows:

                           (i) Buyer for itself and on behalf of its managed
accounts has full power and legal right to purchase the Shares from Seller in accordance with the terms of this Agreement, and otherwise to execute and deliver this Agreement and to consummate and close the transactions provided for in this Agreement in the manner and upon the terms herein specified, and this Agreement and the transactions contemplated hereby will not result in the violation of any other agreement to which Buyer is a party or by which it is bound.

                           (ii) this Agreement has been duly authorized,
executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to validity, binding effect and enforcement remedies, to

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applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and to equitable principles.

                           (iii) there is not pending, nor to Buyer's knowledge
is there threatened, any suit, action or administrative, arbitration or other proceeding which could adversely affect or materially impair the ability of Buyer to perform any of its obligations under this Agreement.

                           (iv) Buyer has extensive experience in investing in
equity securities and possesses the financial sophistication to evaluate an investment in the Shares. Buyer has had access to all information deemed by it to be necessary or appropriate to make a decision to purchase the Shares. Buyer is purchasing the Shares for investment purposes only and not with a view towards reselling or otherwise distributing the Shares.

                           (v) Buyer acknowledges that, at Closing, the Shares
are not registered under the Securities Act of 1933, as amended or under any State securities laws and that certain restrictions exist with regard to the resale of the Shares. Buyer agrees that the certificates representing the Shares, to be issued to Buyer upon transfer of the Shares will the following legend:

     The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any State securities laws. Neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.

                           (vi) Buyer shall defend, indemnify and hold harmless
Seller from and against any loss or liability arising from any breach of the representations and warranties of Buyer contained herein.

                           (vii) Buyer has no notice of any liens, claims,
debts, charges, restrictions or encumbrances of any kind affecting the Shares, other than (x) the restrictions contemplated by paragraphs 3(b)(iv), 3(b)(v) and 4(a)(ii) hereof and (y) restrictions applicable to restricted securities imposed under the federal and state securities laws.

                       (c) The representations or warranties made by the parties in this Paragraph 3 shall survive the Closing for a period of two (2) years from the Closing Date. The obligations to defend, indemnify and hold harmless any person pursuant to Paragraph 3 shall terminate when the applicable representation or warranty terminates pursuant to this clause (c); provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

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          4. Closing. At the Closing, the following transactions shall occur, all of which shall be deemed to occur simultaneously:

                       (a) Seller will deliver or cause to be delivered to
Buyer:

                              (i) this Agreement; and

                              (ii) a share certificate or certificates for the
Shares to be sold by Seller to Buyer, duly endorsed for transfer with stock powers affixed thereto and evidence of the authority of the signatory of the stock power.

                       (b) Buyer will deliver or cause to be delivered to
Seller:

                              (i) this Agreement; and

                              (ii) the sum of Nine Hundred Thousand ($900,000)
Dollars in accordance with Paragraph 1(b).

          5. Conditions to Closing.

                       (a) The obligation of Buyer to purchase the Shares pursuant to Paragraph 1 hereof is subject to the satisfaction (or waiver by Buyer in writing) of each of the following conditions precedent at the Closing:

                              (i) the representations and warranties of Seller
made in this Agreement shall be true and correct in all respects, as of the date hereof, and at and as of the Closing as though then made.

                              (ii) Seller shall have performed or complied with
all of the covenants and agreements required to be performed or complied with by Seller under this Agreement at or prior to Closing.

                              (iii) Seller has obtained all consents, approvals,
orders, authorizations of, and registrations and filings with, any Federal, state, local or foreign government or any court of component jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or NASD, that are required to be obtained or made by Seller, in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of any of the transactions contemplated hereby.

                              (iv) no action or proceeding by or before any
Governmental Entity, or any other person shall be pending or to the Seller's knowledge threatened challenging or seeking to restrain or prohibit the purchase and sale of any of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain damages from Buyer (or any of its affiliates) in connection with the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement.

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                              (v) no statute, rule, regulation, executive order,
decree, or temporary restraining order, preliminary injunction, permanent injunction or other order of which Seller has knowledge, enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

                       (b) The obligation of Seller to sell the Shares pursuant to Paragraph 1 hereof is subject to the satisfaction (or waiver by Seller in writing) of each of the following conditions precedent at the Closing:

                              (i) the representations and warranties of Buyer
made in this Agreement shall be true and correct in all respects, as of the date hereof, and at and as of the Closing as though then made.

                              (ii) Buyer shall have performed or complied with
all of the covenants and agreements required to be performed or complied with by Buyer under this Agreement at or prior to Closing.

          6. Indemnity Against Brokerage Commissions. Each of Seller and Buyer hereby represents and warrants that there is no corporation, firm or person entitled to receive from it a brokerage commission or finder's fee in connection with this Agreement or the transactions provided for herein. Each of Seller and Buyer agree to indemnify and save the other party hereto harmless from and against any claim for brokerage commission or finder's fee based on any retention or alleged retention of a broker or finder by it. This provision shall survive the Closing.

          7. Notices. All notices and other communications to be made hereunder shall be in writing and shall be deemed to have been given when the same are either (i) personally delivered or mailed, registered or certified mail, first class postage prepaid return receipt requested, or (ii) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery to the applicable party at the address set forth above. The substance of any such notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed.

          8. Captions. All captions and headings of paragraphs, subparagraphs and sections are not part of this Agreement and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

          9. Names and Entities. The masculine gender shall include the feminine, neuter genders, and the word "person" shall include a corporation, firm, partnership or other entity. Whenever the singular is used in this Agreement the same shall include the plural when required by the context and vice versa.

          10. Severability. In the event any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision never had been contained herein.

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          11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof.

          12. Assignment. No party may assign its rights or obligations under this Agreement without the prior written consent of other party hereto.

          13. Successors and Assigns. This Agreement hall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          14. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the matters contained herein, and may not be amended or supplemented at any time unless by a writing executed by each of the said parties.

          15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument.




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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                     SELLER:

                                     MELLON BANK, N.A., as Trustee under
                                     the Westinghouse Electric Corporation
                                     Master Trust Agreement for the
                                     Westinghouse Pension Plan

                                     By: /s/ William P. Redell
                                         ----------------------------------
                                         Name: William P. Redell
                                         Title: Vice President

                                     By: /s/ Steven A. Falci
                                         ----------------------------------
                                         Name: Steven A. Falci
                                         Title: Vice President

                                     BUYER:

                                     BAY HARBOUR MANAGEMENT, L.C.,
                                     for its managed accounts,

                                     By: /s/ Douglas P. Teitelbaum
                                         -------------------------------------
                                         Name: Douglas P. Teitelbaum
                                         Title: Principal & Portfolio Manager




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